UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2010

NextFit, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-122185 (Commission File Number)	87-0672359 (IRS Employer Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah 84070

(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 990-1992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following discussion of the financial condition and results of operations of NextFit, Inc. (the “Company” or “NextFit”) should be read in conjunction with the audited Consolidated Financial Statements and related Notes thereto for December 31, 2008 and the unaudited results for the period ended September 30, 2009. Unless otherwise specifically indicted, the results and figures set forth herein for all periods after September 30, 2009 are all unaudited and based on the best information presently available to management, without auditor review. NextFit has not been able to complete the audit and review of the December 31, 2009 Form 10-K and review of the March 31, 2010 Form 10-Q and has not filed periodic reports for those periods with the Securities and Exchange Commission. When and if the Company is able to complete the audit and review of the December 31, 2009 Form 10-K and review of the March 31, 2010 Form 10-Q and file those reports with the Securities and Exchange Commission, the results may differ materially from those set forth below. However, the Company is providing the following brief update of management’s best estimate of the results of operations for those periods and the current status of the Company.

This Form 8-K contains certain forward-looking statements. For this purpose any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure to successfully develop business relationships.

Executive Overview

Sales have not grown at the rate expected by management since the Fitness Summit held in Midway, Utah in October 2009. Accordingly, management has implemented reductions in headcount and all other categories of expenses in an attempt to bring the Company to profitability while allowing the Company to grow sales and create a return for our shareholders. From September 30 to December 31, 2009, including as of December 31, 2009, the company had over 40 employees. Starting in January 2010 the company had a series of reductions in headcount until the number of employees reached 17 as of March 31, 2010. There have been further reductions in headcount to bring the current number of employees to 8. This number is likely to be further reduced depending on the outcome of the negotiations described in the following paragraphs. Management will continue to evaluate headcount and other expenses and make reductions where prudent.

NextFit has funded operations primarily through borrowing using various short and long-term loans, notes, and other borrowing arrangements. However, NextFit has recently been unable to raise sufficient capital to continue efficient operations and/or support operations at a level that will create rapid sales growth. Management has determined that a sale of part or all of the business or a sublicense of certain technology and distribution rights may create increased cash flows, borrowing possibilities, and better allow NextFit to meet its various financial obligations and create a return on investment for shareholders. NextFit is in active discussions with several entities regarding a sale of part or all of the company or a sublicense of certain technology and distribution rights.

NextFit is holding discussions with potential buyers or licensees which have expressed interest in the NextFit Keychain Trainer and associated Service which combine technology, expert coaching, and music to motivate people to reach their fitness goals. The Company believes that the appeal of the NextFit Keychain Trainer as a training and fitness aid and marketing tool is attracting parties for these discussions.

Advantages of the NextFit Keychain Trainer and associated Service include:

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Offers a fun, simple, easy way to get fit: Subscribers just listen to the music and follow their trainers’ instructions.

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Each session is custom-tailored for the individual Subscriber. Trainers call each Subscriber by name.

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Gives Subscribers access to celebrity trainers, including “America’s Trainer,” Kathy Smith; David Kirsch, who trains Heidi Klum and Anne Hathaway; running expert Jeff Galloway; and many other preeminent coaches.

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Coaching for every fitness level.

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Content library of more than 2,500 exercises, hundreds of kinds of equipment, and about 150,000 audio clips form the world’s largest audio exercise database. Every audio clip is professionally scripted, tested, and recorded in English with Spanish training coming soon.

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150 tracks of professionally designed fitness music included (with ability for advanced users to mix in their own music).

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2 patents perfected and 6 patents pending on technology, such as the “Dynamic Media Production” system, which tailors workouts based upon the results of prior sessions, the training location and available equipment.

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The potential for Trainers to cross sell other products to Subscribers before a workout, during a workout, after a workout through the NextFit Keychain Trainer and during workout download times through videos on the Subscriber’s computer.

The Exclusive License and Distribution Agreement entered with NextFitness, Inc. on March 4, 2009 was foreclosed upon by senior debt holders of NextFitness, Inc.` and a new Exclusive License and Distribution Agreement was signed with FitTech, LLC. Under the new agreement NextFit received exclusive rights to sell and distribute the Service through network marketing and multi-level marketing channels for a $2.00 per subscriber licensing fee.

Despite the advantages of the NextFit Keychain Trainer and associated Service described above, there can be no assurance that potential buyers or licensees will be willing to pay an amount sufficient to pay the Company’s creditors and additional amounts that can be paid to the Company’s shareholders or utilized by management to either continue to operate any un-sold assets or commence new business operations. There is substantial risk, therefore, that the existence and extent of the Company’s debt obligations and lack of cash flow sufficient to pay those debts could continue to adversely affect our business, operations and financial condition, and the Company may be forced to curtail all operations, or seek protection under bankruptcy laws. Additionally, if a buyer or licensor does not provide sufficient cash and promises of payment to satisfy company liabilities there is substantial risk that the unpaid note holders and vendors could bring lawsuits to collect the unpaid amounts. In the event of lawsuits of this type, if the Company is unable to negotiate settlements or satisfy its obligations, the Company could be forced to seek protection under the bankruptcy laws.

Liquidity and Capital Resources

All figures presented here are unaudited and results are based upon the best information presently available to management, unreviewed by auditors.

At December 31, 2009 we had about $32,386 in cash. At March 31, 2010 we had approximately $55,971 in cash. For the year ended December 31, 2009 net loss was approximately $23,736,452 and the operating loss was approximately $4,329,758. Excluding non-cash expenses relating to shares, options, and warrants issued, for the year ended December 31, 2009 net loss was approximately $4,297,301 and operating loss was approximately $3,597,344. At December 31, 2009 we also had total liabilities of approximately $11,276,611 and approximately $5,996,026 excluding non-cash stock payable for shares that had not been issued as of December 31, 2009, of which current liabilities were approximately $11,203,148 and approximately $5,922,562 excluding non-cash stock payable for shares that had not been issued as of December 31, 2009. We have primarily financed our operations through the sale of common stock and borrowing using equity inducements. In order to raise the necessary capital to regain our reporting company status, we may sell additional stock, arrange debt financing or seek advances from our officers or shareholders.

During the year ended December 31, 2009, the Company raised approximately $355,000 of capital through private sales of debentures that pay interest of 16% annually. The debentures are convertible to common stock at $0.30 per share at the three year maturity, or if the Company decides to prepay the offering in full. Debenture purchasers also received one warrant to purchase one share of common stock for each dollar of debentures purchased, exercisable for three years at an exercise price of $0.60 per share.

During the year ended December 31, 2009, the Company raised approximately $2,281,965 of net capital through interest bearing notes payable at varying interest rates. At maturity, the note holders have the option to convert their notes into debentures with terms similar to the debentures described above.

During the year ended December 31, 2009, the Company raised approximately $697,890 of net capital through interest bearing short-term loans at varying interest rates.

During the year ended December 31, 2009, the Company raised approximately $338,800 of net capital through non-interest bearing short-term loans.

During June 2010 the company issued 3,335,000 shares of restricted common stock to various current employees as a part of the Company’s 2009 Employee Stock Option Plan, including 1,125,000 to Robert Reitz, NextFit CFO.

Commitments and Contingencies

Pursuant to the Exclusive License and Distribution Agreement with FitTech, LLC the Company received exclusive rights to sell and distribute the Service through network marketing and multi-level marketing channels for a $2.00 per subscriber licensing fee.

In connection with the Company’s fundraising activities (see Note 9 of the September 30, 2009 10-Q), the Company has entered into various consulting fee agreements with varying terms.

Results of Operations

Our revenues for the year ended December 31, 2009 totaled approximately $1,041,264, and we have a net loss for the same period of approximately $23,736,452 and an operating loss of approximately $4,329,758. This compares to $21,652 in revenue and a net loss of $38,220 for the year ended December 31, 2008. Expenses during the year ended December 31, 2009, consisted of approximately $3,707,701 in general and administrative expenses and approximately $732,413 in non-cash compensation from employee stock option and warrant issuances. Expenses during the comparable period in 2008 consisted of $45,875 in general and administrative expenses. Net loss for the year ended December 31, 2009 was approximately $23,736,452. Excluding non-cash expenses relating to shares, options, and warrants issued, and $103,000 in cost for the inventory loss due to product discontinuance, the net loss for the year ended December 31, 2009 was approximately $4,194,301 and operating loss was approximately $3,494,344. The increase in expenses from 2008 to 2009 is primarily the result of increased non-cash financing costs and increased salaries and other general and administrative expenses incurred in implementing and growing sales of the NextFit Keychain Trainer and the affiliated Service.

As of December 31, 2009 our total assets were approximately $6,193,509, consisting of approximately $32,386 in cash, approximately $486,936 of net inventory, approximately $17,164 in prepaid expenses and deposits, approximately $2,697,635 in deferred loan costs, approximately $73,741 in net fixed assets, and license and indemnification agreements of approximately $2,901,200. Total liabilities at December 31, 2009 are approximately $11,276,611, of which current liabilities are approximately $11,203,148. Excluding stock payables for shares needing to be issued related to loans, but still pending issuance as of December 31, 2009, total liabilities are approximately $5,996,026 as of December 31, 2009, of which current liabilities are approximately $5,922,562.

As of March 31, 2010 we had approximately $55,971 in cash. For the three months ended March 31, 2010 we had sales of approximately $157,789.

Off-balance Sheet Arrangements

None.

Legal Proceedings

On September 18, 2009 Midwest Key Fitness (“Midwest”) filed a complaint against the Company in the Utah District Court. Midwest alleges that the Company has not fulfilled the obligations of a Purchase and Supply Agreement dated January 21, 2009 for $68,0000. The company has filed a motion to dismiss and also is challenging the amount due. As of July 21, 2010 this litigation has not been dismissed.

We are involved in various other disputes arising from the normal course of business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextfit, Inc.

By:	/s/ Teri Sundh
Teri Sundh, CEO

Date: July 21, 2010

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